Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

For Immediate Release
July 27, 2006
Concord, NC
Contact:
Jim Hausman
704.722.2410
Ron Marino
704.722.2212
CT Communications Announces Second Quarter 2006 Results
Second Quarter 2006 Highlights
•	Company received $16.0 million from Clearwire wireless spectrum transaction
•	Operating revenue increased 7.1% to $44.0 million vs. year ago quarter
•	Operating income increased 34.3% to $4.8 million vs. year ago quarter
•	Net income increased 31.8% to $3.9 million vs. year ago quarter
•	DSL subscribers increased 40% vs. year ago quarter
•	Wireless customer churn improved to 1.3% while subscribers increased 7%
Second Quarter 2006 Consolidated Results
CT Communications, Inc. (NASDAQ: CTCI) announces consolidated operating revenue for the quarter ended June 30, 2006 increased 7.1% to $44.0 million from $41.0 million in the second quarter of 2005. The increase resulted primarily from a $0.8 million increase in customer recurring revenue, a $0.4 million increase in Wireless roaming revenue and a $1.1 million increase in access and interconnection revenue. The growth in customer recurring revenue was driven by a 40% increase in DSL customers, a 15% increase in Greenfield access lines and a 7% increase in Wireless subscribers. The increase in Wireless roaming revenue was driven by higher roaming minutes of use on the Company’s wireless network.
Operating expense in the second quarter of 2006 increased 4.6% to $39.2 million from $37.5 million in the second quarter of 2005. The increase in operating expense was primarily attributable to a $0.9 million increase in marketing expense and to $0.7 million in non-cash compensation expense related to fair value adjustments for CTC stock units held in the Company’s nonqualified deferred compensation plan. The increase in marketing expense was related to additional advertising and promotional efforts, as well as proactive retention programs in preparation for the entrance of cable telephone competition in the Company’s ILEC service territory. Operating income increased 34.3% to $4.8 million in the second quarter of 2006, compared to $3.5 million in the second quarter of 2005.
Other income was $1.4 million in the second quarter of 2006 and 2005. Net income for the second quarter of 2006 was $3.9 million, or $0.20 per diluted common share, compared to $3.0 million, or $0.15 per diluted common share in the second quarter of 2005.
Consolidated operating revenue for the six months ended June 30, 2006 increased 5.7% to $87.1 million compared to $82.4 million in the same period last year. The increase in operating revenue was mainly driven by a $1.3 million increase in customer recurring revenue, a $0.8 million increase in roaming and settlement revenue and a $1.6 million increase in access and interconnection revenue. Operating expense for the six months ended June 30, 2006 increased 4.7% to $77.2 million compared to $73.8 million in the same period last year. The increase in operating expense was mainly due to an increase in administrative expense related to marketing, professional fees and a charge for non-cash compensation expense related to fair value adjustments for CTC stock units held in the Company’s nonqualified deferred compensation plan. Operating income for the six months ended June 30, 2006 increased 14.3% to $9.9 million compared to $8.6 million in the same period last year. Net income for the six months ended June 30, 2006 was $61.4 million, or $3.17 per diluted common share, compared to $5.9 million, or $0.31 per diluted common share. Included in net income for the six months ended June 30, 2006 was $54.2 million, or $2.80 per diluted common share, related to the sale of Palmetto MobileNet’s (“PMN”) interests in several wireless partnerships to Alltel. Excluding the PMN transaction, diluted earnings per share increased 19.4% from the same six-month period last year.
Second Quarter 2006 Results by Business Unit
•	ILEC – (“Concord Telephone”)

Concord Telephone’s operating revenue in the second quarter of 2006 increased 7.1% to $23.6 million from $22.0 million in the same quarter last year. The $1.6 million increase in operating revenue was driven by a $0.9 million increase in access and interconnection revenue, a $0.4 million increase in telephone system sales and a $0.3 million increase in universal service revenue. Operating expense for the second quarter of 2006 increased 6.1% to $19.0 million from $17.9 million in the second quarter of 2005. The increase in operating expense was due to a $1.3 million increase in selling, general and administrative expense that was primarily attributable to a $0.7 million increase in personnel expense largely due to a non-cash charge for compensation expense related to fair value adjustments for CTC stock units held in the Company’s nonqualified deferred compensation plan and to a $0.5 million increase in marketing expense. Operating income for the second quarter of 2006 increased to $4.6 million from $4.1 million in the same period last year. Operating margin for the second quarter of 2006 was 19.4% compared to 18.6% for the second quarter of 2005. Concord Telephone ended the second quarter of 2006 with 109,356 access lines in service, a 2.2% decrease from the second quarter of 2005.

•	Wireless Service – (“Wireless”)

Wireless operating revenue in the second quarter of 2006 increased 7.6% to $9.6 million from $9.0 million in the second quarter of 2005. The increase was attributable to a $0.3 million increase in customer recurring revenue driven by a 7% increase in Wireless subscribers, as well as a $0.4 million increase in roaming and settlement revenue. Operating expense in the second quarter of 2006 increased $0.3 million to $8.9 million compared to the second quarter of 2005. The increase in operating expense was primarily attributable to a $0.3 million increase in marketing expense and a $0.2 million increase in Wireless handset and accessories expense associated with retention and contract renewal programs targeted to reduce customer churn. Partially offsetting these expense increases was a $0.2 million reduction in roaming and settlement expense. Operating income in the second quarter of 2006 increased to $0.8 million from $0.4 million in the same period last year. Wireless ended the second quarter of 2006 with 47,932 subscribers, a 7% increase in customers compared to the second quarter of 2005. Customer churn in the second quarter of 2006 improved to 1.3% from 1.7% in the second quarter of 2005.

•	CLEC

CLEC operating revenue in the second quarter of 2006 was $4.8 million, which was relatively flat in comparison to the same period last year. Operating revenue in the second quarter of 2006 included a $0.2 million increase in access and interconnection revenue from the recovery of previously disputed billings, but was offset by a $0.1 million decrease in customer recurring revenue. The operating loss for the second quarter of 2006 and 2005 was $0.3 million. CLEC ended the second quarter of 2006 with 34,372 access lines compared to 31,644 access lines for the same quarter last year.

•	Greenfield

Greenfield’s operating revenue in the second quarter of 2006 increased $0.1 million to $2.6 million compared to the second quarter of 2005. The increase in operating revenue was attributable to growth in customer recurring revenue driven by a 15% increase in access lines. Operating expense in the second quarter of 2006 increased $0.3 million to $3.4 million compared to the same period last year, due primarily to a $0.2 million increase in depreciation expense. Operating loss for the second quarter of 2006 was $0.8 million compared to $0.6 million in the second quarter of 2005. Greenfield ended the second quarter of 2006 with 15,895 access lines compared to 13,864 access lines in the second quarter of 2005. As of June 30, 2006 the Company had 124 Greenfield projects, which represent a potential of more than 54,500 marketable lines upon completion of the projects.

•	Internet & Data – (“CTC Internet Services”)

CTC Internet Services operating revenue in the second quarter of 2006 increased 17.3% to $3.4 million from $2.9 million in the same period last year. DSL revenue increased $0.6 million, or 32.0% to $2.5 million, while operating expense decreased 3.2% to $2.4 million from the same quarter last year. Operating income in the second quarter of 2006 increased to $1.0 million from $0.4 million in the same quarter last year. CTC Internet Services ended the second quarter of 2006 with 22,907 DSL customers, an increase of 6,573 customers compared to the second quarter of 2005. Dial-up customers declined to 5,594, while high-speed customers increased to 754 at June 30, 2006.
Future Period Guidance
We currently expect operating results to approximate the following during these future periods:
•	3rd Quarter 2006
o	Revenue of $43.0 to $44.0 million

o	Operating income of $5.5 to $6.5 million

o	Depreciation expense of $8.1 to $8.3 million

o	Diluted earnings per share of $0.20 to $0.22

o	Capital expenditures of $10.0 to $12.0 million
•	Full Year 2006
o	Revenue of $173.0 to $175.0 million

o	Operating income of $21.0 to $23.0 million

o	Depreciation expense of $32.5 to $33.5 million

o	Diluted earnings per share of $0.71 to $0.75, excluding the $2.77 related to the estimated full-year impact of the PMN transaction

o	Capital expenditures of $35.5 to $39.5 million
CT Communications will host a conference call to discuss the results of the second quarter on Friday, July 28, 2006 at 10:00 AM ET. You are invited to listen to the conference call that will be broadcast live over the Internet at www.ctc.net. If you are unable to listen during the live webcast, the call will be archived on the web site at www.ctc.net until August 31, 2006. Additionally, a replay of the call will be available until 5:00 PM ET on Friday, August 4, 2006 at 800-633-8284. Enter access number 21299818.
CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services and wireless services.
Certain statements contained in this press release are “forward-looking statements,” within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things, changes in industry conditions created by the Telecommunications Act of 1996 and related state and federal legislation and regulations, the impact of economic conditions related to financial performance of customers, business partners, competitors and peers within the telecommunications industry, the recovery of the substantial costs incurred over the past few years in connection with our expansion into new businesses, retention of our existing customer base and our ability to attract new customers, our ability to control pricing and product offerings in a highly competitive industry, our ability to attract and retain key personnel, the performance of our investments, rapid changes in technology, our ability to manage capital expenditures related to changes in technology, actions of our competitors, and the impact of economic and political events on our business, operating regions and customers, including terrorist attacks. In some cases, these forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “intend” or “potential” or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual events or results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005.
CT Communications, Inc.
Consolidated Statements of Income
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		%
	2006	2005	Change
Operating Revenue
ILEC Services	$23,558	$21,996	7.1%
Wireless Services	9,645	8,963	7.6%
CLEC Services	4,763	4,721	0.9%
Greenfield Services	2,559	2,427	5.4%
Internet & Data Services	3,432	2,926	17.3%

Total Operating Revenue	43,957	41,033	7.1%

Operating Expense
ILEC Services	18,981	17,894	6.1%
Wireless Services	8,870	8,554	3.7%
CLEC Services	5,049	4,992	1.1%
Greenfield Services	3,351	3,014	11.2%
Internet & Data Services	2,431	2,511	(3.2%)
Other	511	520	(1.7%)

Total Operating Expense	39,193	37,485	4.6%

Operating Income	4,764	3,548	34.3%

Other Income (Expense)
Investment, Equity Method	263	1,305
Gains, Interest, Dividends	1,945	1,529
Impairment on Investments	—	(111)
Other Expenses, Principally Interest	(838)	(1,356)

Total Other Income (Expense)	1,370	1,367

Pre-Tax Income	6,134	4,915

Income Tax Expense	2,241	1,962

Net Income	$3,893	$2,953

Diluted Weighted Average Shares	19,452	19,090

Diluted Earnings Per Share	$0.20	$0.15

CT Communications, Inc.
Consolidated Statements of Income
(Unaudited, in thousands, except per share amounts)

	Six Months Ended June 30,		%
	2006	2005	Change
Operating Revenue
ILEC Services	$47,145	$44,675	5.5%
Wireless Services	18,772	17,455	7.5%
CLEC Services	9,393	9,856	(4.7%)
Greenfield Services	5,070	4,718	7.5%
Internet & Data Services	6,716	5,726	17.3%

Total Operating Revenue	87,096	82,430	5.7%

Operating Expense
ILEC Services	36,758	35,155	4.6%
Wireless Services	17,476	16,241	7.6%
CLEC Services	10,256	10,243	0.1%
Greenfield Services	6,628	5,977	10.9%
Internet & Data Services	4,900	5,114	(4.2%)
Other	1,195	1,052	13.6%

Total Operating Expense	77,213	73,782	4.7%

Operating Income	9,883	8,648	14.3%

Other Income (Expense)
Investment, Equity Method	90,103	2,548
Gains, Interest, Dividends	2,758	1,677
Impairment on Investments	(876)	(529)
Other Expenses, Principally Interest	(1,872)	(2,531)

Total Other Income (Expense)	90,113	1,165

Pre-Tax Income	99,996	9,813

Income Tax Expense	38,614	3,871

Net Income	$61,382	$5,942

Diluted Weighted Average Shares	19,359	19,035

Diluted Earnings Per Share	$3.17	$0.31

CT Communications, Inc.
Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Cash and Cash Equivalents	$16,882	$23,011
Short-term Investments	94,869	—
Accounts Receivable and Unbilled Revenue, Net	15,563	16,336
Wireless Spectrum Held-for-Sale	—	15,646
Other Assets	8,479	7,220

Current Assets	135,793	62,213

Investment Securities	5,270	5,845
Investments in Unconsolidated Companies	7,145	15,618
Property, Plant and Equipment, Net	196,897	200,179
Other Assets	38,365	37,565

TOTAL ASSETS	$383,470	$321,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Portion of Long-Term Debt	$5,000	$15,000
Accounts Payable	7,877	8,482
Customer Deposits and Advance Billings	2,307	2,538
Income Taxes Payable	15,887	2,107
Other Accrued Liabilities	9,240	11,814

Current Liabilities	40,311	39,941

Long-Term Debt	37,500	40,000
Deferred Credits and Other Liabilities	45,055	45,599
Stockholders’ Equity	260,604	195,880

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$383,470	$321,420

CT Communications, Inc.
Customer Information

	June 30,	June 30,	%
	2006	2005	Change
ILEC Access Lines
Business Lines	28,404	28,560	(0.5%)
Residential Lines	80,952	83,207	(2.7%)

Total ILEC Access Lines	109,356	111,767	(2.2%)

CLEC Access Lines	34,372	31,644	8.6%
Greenfield Access Lines	15,895	13,864	14.6%

Total Wired Access Lines	159,623	157,275	1.5%

Wireless Subscribers	47,932	44,723	7.2%

Long Distance Lines
In ILEC	86,422	84,774	1.9%
In CLEC	23,605	24,739	(4.6%)
In Greenfield	9,633	7,631	26.2%

Total Long Distance Lines	119,660	117,144	2.1%

Internet Access Customers
Dial-Up	5,594	7,774	(28.0%)
DSL	22,907	16,334	40.2%
High Speed	754	632	19.3%

Total Internet Access Customers	29,255	24,740	18.2%

Greenfield Projects

		Projected
	Lines in	Marketable	Total
	Service	Lines	Projects
By Year Signed
Previous Years	13,918	40,000	75
2003	1,070	5,000	18
2004	743	4,000	12
2005	100	4,500	13
2006	64	1,000	6

Total	15,895	54,500	124

By Type
Mall	2,591	3,000	3
Single Family Homes	9,412	38,500	69
Multi-Dwelling Units	2,844	11,500	41
Business	1,048	1,500	11

Total	15,895	54,500	124

CT Communications, Inc.
Other Selected Financial Data
(Unaudited, in thousands)
Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
ILEC	$3,077	$3,748	$6,635	$8,207
Wireless	491	374	687	1,467
CLEC	441	437	1,683	660
Greenfield	1,342	1,655	2,934	3,003
Internet	307	170	557	598
Other	406	206	555	413

Total	$6,064	$6,590	$13,051	$14,348

% of Revenue	13.8%	16.1%	15.0%	17.4%
Depreciation

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
ILEC	$5,105	$5,129	$10,307	$10,238
Wireless	641	576	1,276	1,080
CLEC	677	634	1,335	1,263
Greenfield	996	840	1,969	1,650
Internet	329	455	703	934
Other	225	339	503	674

Total	$7,973	$7,973	$16,093	$15,839

Reconciliation of Reported Results to Normalized Results
For the six months ended June 30, 2006

		Palmetto
	GAAP	MobileNet	Normalized

Operating Revenue	$87,096	$—	$87,096
Operating Expense	77,213	—	77,213

Operating Income	9,883	—	9,883
Other Income (Expense)	90,113	(89,164)	949

Pre-Tax Income	99,996	(89,164)	10,832
Income Tax Expense	38,614	(34,943)	3,671

Net Income	$61,382	$(54,221)	$7,161

Diluted EPS	$3.17	$(2.80)	$0.37